Exhibit 99.1

PJT Partners Inc. Reports Second Quarter 2016 Results

Highlights

•	Total Revenues of $89.3 million for the second quarter of 2016 compared with $72.5 million for 2015, up 23%

•	Advisory Revenues of $59.1 million for the second quarter of 2016 compared with $46.6 million for 2015, up 27%

•	Placement Revenues of $28.7 million for the second quarter of 2016 compared with $25.2 million for 2015, up 14%

•	GAAP Pretax Loss of $10.3 million for the second quarter of 2016 compared with GAAP Pretax Loss of $6.4 million for 2015; Adjusted Pretax Income of $8.5 million for the second quarter of 2016 compared with Adjusted Pretax Income of $5.7 million for 2015

•	Strong balance sheet with $103.2 million of cash and cash equivalents and no debt at the end of the second quarter

New York, July 29, 2016: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported its second quarter 2016 results. Total Revenues for the three months ended June 30, 2016 were $89.3 million compared with $72.5 million for the three months ended June 30, 2015. GAAP Pretax Loss was $10.3 million for the three months ended June 30, 2016 compared with GAAP Pretax Loss of $6.4 million for the three months ended June 30, 2015. Adjusted Pretax Income was $8.5 million for the three months ended June 30, 2016 compared with Adjusted Pretax Income of $5.7 million for the three months ended June 30, 2015. GAAP Net Loss was $4.7 million for the three months ended June 30, 2016 compared with GAAP Net Loss of $7.0 million for the three months ended June 30, 2015.

Total Revenues for the six months ended June 30, 2016 were $204.6 million compared with $154.8 million for the six months ended June 30, 2015. GAAP Pretax Loss was $7.5 million for the six months ended June 30, 2016 compared with GAAP Pretax Loss of $21.1 million for the six months ended June 30, 2015. Adjusted Pretax Income was $29.4 million for the six months ended June 30, 2016 compared with Adjusted Pretax Income of $3.5 million for the six months ended June 30, 2015. GAAP Net Loss was $3.3 million for the six months ended June 30, 2016 compared with GAAP Net Loss of $23.1 million for the six months ended June 30, 2015.

“Our results reflect continued positive momentum as evidenced by our second quarter revenues, which are up 23% over the same period last year and 32% for the first half of 2016 versus year ago comparisons. We envisioned the strength of our three highly complementary businesses working together to better serve clients and we are seeing the tangible results of this powerful combination,” said Paul J. Taubman, Chairman and Chief Executive Officer.

“We are building PJT Partners with a focus on serving clients over the long term and positioning our firm for growth in most any market environment,” said Mr. Taubman. “We continue to expand our footprint as we attract best-in-class talent, and we remain focused on building a strong and cohesive partnership culture. Given our current pipeline and strong momentum across all of our businesses, we remain confident in the firm’s growth prospects for 2016 and beyond.”

The Company’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

The financial information and results presented below for the periods prior to October 1, 2015 reflect the historical results of operations of the strategic advisory services, restructuring and reorganization advisory services and Park Hill Group businesses of The Blackstone Group L.P. (“Blackstone”) prior to the formation of PJT Partners. The financial information for those periods discussed below and included in this earnings release may not necessarily reflect what our financial condition, results of operations or cash flows would have been had we been a stand-alone company during such periods or what our financial condition, results of operations and cash flows may be in the future.

Revenues

The following table presents revenues for the three and six months ended June 30, 2016 and 2015 (dollars in thousands; unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Advisory	$59,078	$46,592	$140,632	$105,266
Placement	28,652	25,189	60,603	48,323
Interest Income and Other	1,554	688	3,353	1,205

Total Revenues	$89,284	$72,469	$204,588	$154,794

For the three months ended June 30, 2016, Total Revenues were $89.3 million compared with $72.5 million for the three months ended June 30, 2015, an increase of 23%. Advisory Revenues were $59.1 million for the three months ended June 30, 2016 compared with $46.6 million for the three months ended June 30, 2015, an increase of 27%. The increase in Advisory Revenues was primarily driven by an increase in strategic advisory activity, resulting in an increase in the number of transactions that closed during the quarter. Placement Revenues were $28.7 million for the three months ended June 30, 2016 compared with $25.2 million for the three months ended June 30, 2015, an increase of 14%. The increase in Placement Revenues was primarily due to an increase in the number of fund placement transactions that closed during the quarter.

For the six months ended June 30, 2016, Total Revenues were $204.6 million compared with $154.8 million for the six months ended June 30, 2015, an increase of 32%. Advisory Revenues were $140.6 million for the six months ended June 30, 2016 compared with $105.3 million for the six months ended June 30, 2015, an increase of 34%. The increase in Advisory Revenues was primarily driven by an increase in restructuring activity, particularly in the first quarter, resulting in an increase in the number and size of transactions that closed during the six months ended June 30, 2016. Placement Revenues were $60.6 million for the six months ended June 30, 2016 compared with $48.3 million for the six months ended June 30, 2015, an increase of 25%. The increase in Placement Revenues was primarily due to an increase in the number and size of fund placement transactions that closed during the six months ended June 30, 2016.

Expenses

The following table sets forth information relating to the Company’s expenses (dollars in thousands; unaudited):

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$71,964	$55,989	$60,125	$48,692	$160,135	$128,792	$139,760	$116,423
% of Revenues	81%	63%	83%	67%	78%	63%	90%	75%
Non-Compensation	$27,575	$24,792	$18,783	$18,120	$51,975	$46,391	$36,162	$34,836
% of Revenues	31%	28%	26%	25%	25%	23%	23%	23%
Total Expenses	$99,539	$80,781	$78,908	$66,812	$212,110	$175,183	$175,922	$151,259
% of Revenues	111%	90%	109%	92%	104%	86%	114%	98%
Pretax Income (Loss)	$(10,255)	$8,503	$(6,439)	$5,657	$(7,522)	$29,405	$(21,128)	$3,535
% of Revenues	N/M	10%	N/M	8%	N/M	14%	N/M	2%

N/M	Not meaningful.
(a)	See Appendix for a reconciliation of GAAP to Non-GAAP Financial Data.

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $72.0 million for the three months ended June 30, 2016 compared with $60.1 million for the three months ended June 30, 2015. Adjusted Compensation and Benefits Expense was $56.0 million for the three months ended June 30, 2016 compared with $48.7 million for the three months ended June 30, 2015. The increase in Compensation and Benefits Expense was primarily due to an increase in revenues compared with the three months ended June 30, 2015.

GAAP Compensation and Benefits Expense was $160.1 million for the six months ended June 30, 2016 compared with $139.8 million for the six months ended June 30, 2015. Adjusted Compensation and Benefits Expense was $128.8 million for the six months ended June 30, 2016 compared with $116.4 million for the six months ended June 30, 2015. The increase in Compensation and Benefits Expense was primarily due to an increase in revenues compared with the six months ended June 30, 2015.

Non-Compensation Expense

GAAP Non-Compensation Expense was $27.6 million for the three months ended June 30, 2016 compared with $18.8 million for the three months ended June 30, 2015. Adjusted Non-Compensation Expense was $24.8 million for the three months ended June 30, 2016 compared with $18.1 million for the three months ended June 30, 2015.

The increase in Non-Compensation Expense was primarily due to increases in professional fees, including fees incurred related to the Caspersen matter, as well as communications and information services and other expenses. The primary reason for the increase in other expenses was due to an increase in bad debt expense in the second quarter of 2016 while the second quarter of 2015 included bad debt recovery. The increases in other expenses and communications and information services also reflect increased costs associated with the Company’s operation as a stand-alone public company since October 1, 2015. Non-Compensation Expense was partially offset by a reduction in occupancy and related expense, as the three months ended June 30, 2015 reflected rent expense for both current and previous office locations during the period of transition.

GAAP Non-Compensation Expense was $52.0 million for the six months ended June 30, 2016 compared with $36.2 million for the six months ended June 30, 2015. Adjusted Non-Compensation Expense was $46.4 million for the six months ended June 30, 2016 compared with $34.8 million for the six months ended June 30, 2015.

The increase in Non-Compensation Expense was primarily due to the previously disclosed $3.3 million charge (including an offset for insurance recovery deemed to be probable of receipt) recorded in the first quarter of 2016 and increased professional fees related to the Caspersen matter in the second quarter. In addition, other expenses increased due to an increase in bad debt expense in the second quarter of 2016 while the second quarter of 2015 included bad debt recovery. The Company also incurred additional costs associated with the Company’s operation as a stand-alone public company since October 1, 2015.

GAAP Non-Compensation Expense for the three and six months ended June 30, 2016 also reflects additional amortization expense related to intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.

Provision for Taxes

Prior to October 1, 2015, the Company’s operations were included in Blackstone subsidiaries’ U.S. federal, state and foreign tax returns. As a stand-alone entity, the Company’s deferred taxes and effective tax rate may differ from those in historical periods.

As of June 30, 2016, PJT Partners Inc. owns 52.8% of PJT Partners Holdings LP and is subject to corporate U.S. federal and state income tax. PJT Partners Holdings LP continues to be subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Refer to Note 3. “Reorganization and Spin-off” in the “Notes to Consolidated and Combined Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for further information about the corporate ownership structure.

The GAAP Benefit for Taxes was $5.5 million for the three months ended June 30, 2016 compared with a Provision for Taxes of $0.6 million for the three months ended June 30, 2015. The effective tax rate for the three months ended June 30, 2016 was 54.0% compared with -9.1% for the three months ended June 30, 2015. The effective tax rate increased primarily due to federal and state income tax expense accrued for the Company as a publicly traded corporation (effective October 1, 2015).

The GAAP Benefit for Taxes was $4.2 million for the six months ended June 30, 2016 compared with a Provision for Taxes of $2.0 million for the six months ended June 30, 2015. The effective tax rate for the six months ended June 30, 2016 was 56.3% compared with -9.5% for the six months ended June 30, 2015. The effective tax rate increased primarily due to federal and state income tax expense accrued for the Company as a publicly traded corporation (effective October 1, 2015).

Additionally, the magnitude of equity-based compensation expense not deductible for income tax purposes relative to the projected pretax income gives rise to a higher GAAP effective tax rate.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units of PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy market conditions) have been exchanged into Class A common stock, subjecting all of the Company’s income to corporate-level tax. This presentation is provided for periods after October 1, 2015, the date of the spin-off.

The effective tax rates for Adjusted Net Income, If-Converted for the three and six months ended June 30, 2016 were 38.6% and 38.7%, respectively, and include the tax impacts of the adjustments for transaction-related equity-based compensation and amortization expense.

Capital Management and Balance Sheet

As of June 30, 2016, the Company held cash and cash equivalents of $103.2 million and there was no debt on the balance sheet.

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on September 21, 2016 to Class A common stockholders of record on September 7, 2016.

Quarterly Investor Call Details

PJT Partners will host a conference call on July 29, 2016 at 8:30 a.m. ET to discuss second quarter results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 339-2688 (U.S. domestic) or +1 (617) 847-3007 (international), passcode 344 014 29#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 607 253 88#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a balanced portfolio of advisory services designed to help our clients realize major corporate milestones and solve complex issues. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the information concerning our results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the United States Securities and Exchange Commission (“SEC”) on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of (a) transaction-related equity-based compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off, (b) severance incurred in connection with the spin-off (for periods through the third quarter of 2015), and (c) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

In the interest of limiting the adjustments to GAAP results reflected in Adjusted Net Income to only the most significant items, the Company amended its definition of Adjusted Net Income in the third quarter of 2015 to no longer exclude certain transaction-related non-compensation expenses associated with the spin-off. Adjusted Net Income amounts presented for prior periods have been conformed to this presentation.

Additionally, in the second quarter of 2016, the Company amended its definition of tax expense used to compute Adjusted Net Income to reflect the manner in which taxes are computed under GAAP. Adjusted Taxes previously represented the total GAAP tax provision adjusted to include only current income taxes. Adjusted Taxes presented for prior periods in this earnings release have been conformed to this presentation.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company is presenting Adjusted Net Income, If-Converted, for periods beginning after the spin-off on October 1, 2015. This measure illustrates the impact on adjusted earnings if all Class A partnership units of PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy market conditions) were to be exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax.

Investor Relations Contact

Sharon Pearson

PJT Partners Inc.

Tel: +1 (212) 364-7120

pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Condensed Consolidated and Combined Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

PJT Partners Inc.

GAAP Condensed Consolidated and Combined Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Advisory	$59,078	$46,592	$140,632	$105,266
Placement	28,652	25,189	60,603	48,323
Interest Income and Other	1,554	688	3,353	1,205

Total Revenues	89,284	72,469	204,588	154,794

Expenses
Compensation and Benefits	71,964	60,125	160,135	139,760
Occupancy and Related	6,622	8,762	13,040	14,044
Travel and Related	2,802	3,055	5,547	6,359
Professional Fees	6,691	3,007	10,187	5,536
Communications and Information Services	2,647	1,761	4,700	3,167
Depreciation and Amortization	4,025	1,508	7,926	3,035
Other Expenses	4,788	690	10,575	4,021

Total Expenses	99,539	78,908	212,110	175,922

Loss Before Provision (Benefit) for Taxes	(10,255)	(6,439)	(7,522)	(21,128)
Provision (Benefit) for Taxes	(5,539)	584	(4,237)	2,002

Net Loss	(4,716)	$(7,023)	(3,285)	$(23,130)

Net Loss Attributable to Redeemable Non-Controlling Interests	(4,393)		(3,217)

Net Loss Attributable to PJT Partners Inc.	$(323)		$(68)

Net Loss Per Share of Class A Common Stock — Basic and Diluted	$(0.02)		$(0.00)

Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,264,742		18,263,365

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Net Loss	$(4,716)	$(7,023)	$(3,285)	$(23,130)
Less: GAAP Provision (Benefit) for Taxes	(5,539)	584	(4,237)	2,002

GAAP Pretax Loss	(10,255)	(6,439)	(7,522)	(21,128)

Adjustments to GAAP Pretax Loss
Transaction-Related Compensation Expense (a)	15,975	11,433	31,343	23,337
Amortization of Intangible Assets (b)	2,783	663	5,584	1,326

Adjusted Pretax Income	8,503	5,657	29,405	3,535
Adjusted Taxes (c)	1,909	634	6,476	1,469

Adjusted Net Income	6,594	$5,023	22,929	$2,066

If-Converted Adjustments
Less: Adjusted Taxes (c)	(1,909)		(6,476)
Add: If-Converted Taxes (d)	3,284		11,374

Adjusted Net Income, If-Converted (e)	$5,219		$18,031

GAAP Net Loss Per Share of Class A Common Stock — Basic and Diluted	$(0.02)		$(0.00)

GAAP Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,264,742		18,263,365

Adjusted Net Income, If-Converted Per Share (f)	$0.14		$0.49

Weighted-Average Shares Outstanding, If-Converted	36,834,337		36,773,563

(a)	An adjustment has been made for equity-based compensation charges associated with the vesting during the periods presented of awards granted in connection with the Blackstone IPO in 2007 and severance incurred in connection with the spin-off (for periods through the third quarter of 2015). Additionally, for periods after October 1, 2015, the transaction-related equity-based compensation adjustment includes expense for Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off.
(b)	This adjustment adds back to GAAP Pretax Loss amounts for the amortization of intangible assets which are associated with Blackstone’s IPO and amortization related to intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.
(c)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(d)	Represents taxes on adjusted earnings if all Class A partnership units of PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects.
(e)	Not applicable for periods prior to October 1, 2015.
(f)	Adjusted Net Income, If-Converted Per Share was $0.35 for the three months ended March 31, 2016.

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data — continued (unaudited)

(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Compensation and Benefits Expense	$71,964	$60,125	$160,135	$139,760
Transaction-Related Compensation Expense (a)	(15,975)	(11,433)	(31,343)	(23,337)

Adjusted Compensation and Benefits Expense	$55,989	$48,692	$128,792	$116,423

Non-Compensation Expenses
Occupancy and Related	$6,622	$8,762	$13,040	$14,044
Travel and Related	2,802	3,055	5,547	6,359
Professional Fees	6,691	3,007	10,187	5,536
Communications and Information Services	2,647	1,761	4,700	3,167
Depreciation and Amortization	4,025	1,508	7,926	3,035
Other Expenses	4,788	690	10,575	4,021

GAAP Non-Compensation Expense	27,575	18,783	51,975	36,162
Amortization of Intangible Assets (b)	(2,783)	(663)	(5,584)	(1,326)

Adjusted Non-Compensation Expense	$24,792	$18,120	$46,391	$34,836

(a)	See footnote (a) on page 9.
(b)	See footnote (b) on page 9.

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2016 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units in PJT Partners Holdings LP and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of Class A common stock:

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Weighted-Average Shares Outstanding — GAAP
Shares of Class A Common Stock Outstanding	17,966,456	17,966,456
Vested, Undelivered RSUs	298,286	296,909

Basic and Diluted Shares Outstanding, GAAP	18,264,742	18,263,365

Weighted-Average Shares Outstanding-If-Converted
Shares of Class A Common Stock Outstanding	17,966,456	17,966,456
Vested, Undelivered RSUs	298,286	296,909
Conversion of Unvested Common RSUs (a)	1,754,382	1,646,233
Conversion of Participating RSUs	754,174	772,005
Conversion of Partnership Units (b)	16,061,039	16,091,960

If-Converted Shares Outstanding (c)	36,834,337	36,773,563

(a)	Represents amount of dilutive shares calculated under the treasury method of the 4.7 million unvested, non-participating restricted stock units that have a remaining service requirement.
(b)	Excluded from If-Converted Shares Outstanding are 6.5 million unvested Partnership Units in PJT Partners Holdings LP that have yet to satisfy market conditions.
(c)	Assuming all Partnership Units and unvested participating restricted stock units were converted to shares of Class A common stock, there would be 39.8 million shares outstanding as of June 30, 2016.